SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION

                   Chase Commercial Mortgage Securities Corp.
       (formerly known as "Chemical Commercial Mortgage Securities Corp.")
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             (Exact Name of Registrant as Specified in its Charter)



          New York                                   13-3728743
          --------                                   ----------
     (State of Incorporation                      (I.R.S. Employer
      or Organization)                             Identification No.)


           380 Madison Avenue, New York, NY                  10017-2951
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        (Address of principal executive offices)            (zip code)

     Registrant's Telephone number, including area code:  212-622-3510


 If this Form relates to the           If this Form relates to the registration
 registration of a class of            of a class of debt securities and is to
 a class of debt securities            become effective simultaneously with the
 and is effective upon filing          effectiveness of a concurrent
 pursuant to General Instruction       registration statement under the
 A(c)(1) please check the              Securities Act of 1933 pursuant to
 following box: __                     General Instruction A(c)(2) please check
                                       the following box: __


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                  Name of Each Exchange on Which
to be so Registered                  Each Class is to be Registered

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---------------------------          --------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

     Class A-1 Commercial Mortgage Pass-Through Certificates, Series 1996-1 Class A-2 Commercial Mortgage Pass-Through Certificates, Series 1996-1 Class A-1 Commercial Mortgage Pass-Through Certificates, Series 1996-2 Class A-2 Commercial Mortgage Pass-Through Certificates, Series 1996-2
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      Class B Commercial Mortgage Pass-Through Certificates, Series 1996-1
      Class B Commercial Mortgage Pass-Through Certificates, Series 1996-2
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      Class C Commercial Mortgage Pass-Through Certificates, Series 1996-1
      Class C Commercial Mortgage Pass-Through Certificates, Series 1996-2
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      Class D Commercial Mortgage Pass-Through Certificates, Series 1996-1
      Class D Commercial Mortgage Pass-Through Certificates, Series 1996-2
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      Class E Commercial Mortgage Pass-Through Certificates, Series 1996-1
      Class E Commercial Mortgage Pass-Through Certificates, Series 1996-2
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      Class F Commercial Mortgage Pass-Through Certificates, Series 1996-1
      Class F Commercial Mortgage Pass-Through Certificates, Series 1996-2
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      Class G Commercial Mortgage Pass-Through Certificates, Series 1996-1
      Class G Commercial Mortgage Pass-Through Certificates, Series 1996-2
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      Class H Commercial Mortgage Pass-Through Certificates, Series 1996-1
      Class H Commercial Mortgage Pass-Through Certificates, Series 1996-2
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      Class LR Commercial Mortgage Pass-Through Certificates, Series 1996-2
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      Class P Commercial Mortgage Pass-Through Certificates, Series 1996-1
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      Class R Commercial Mortgage Pass-Through Certificates, Series 1996-1
      Class R Commercial Mortgage Pass-Through Certificates, Series 1996-2
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      Class X Commercial Mortgage Pass-Through Certificates, Series 1996-1
      Class X Commercial Mortgage Pass-Through Certificates, Series 1996-2

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                      (Title of each class of each series)


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Item 1.  Description of Registrant's Securities to be Registered

      With respect to each of: (1) Class A-1 Commercial Mortgage Pass-Through Certificates, Series 1996-1 and Class B Commercial Mortgage Pass Through Certificates, Series 1996-1; (2) Class A-2 Commercial Mortgage Pass-Through Certificates, Series 1996-2 and Class A-2 Commercial Mortgage Pass-Through Certificates, Series 1996-2; (3) Class C Commercial Mortgage Pass-Through Certificates, Series 1996-1 and Class C Commercial Mortgage Pass-Through Certificiates, Series 1996-2; (4) Class D Commercial Mortgage Pass-Through Certificates, Series 1996-1 and Class D Commercial Mortgage Pass-Through Certificiates, Series 1996-2; (5) Class E Commercial Mortgage Pass-Through Certificates, Series 1996-1 and Class E Commercial Mortgage Pass-Through Certificiates, Series 1996-2; (6) Class F Commercial Mortgage Pass-Through Certificates, Series 1996-1 and Class F Commercial Mortgage Pass-Through Certificates, Series 1996-2; (7) Class G Commercial Mortgage Pass-Through Certificates, Series 1996-1 and Class G Commercial Mortgage Pass-Through Certificates, Series 1996-2; (8) Class H Commercial Mortgage Pass-Through Certificates, Series 1996-1 and Class H Commercial Mortgage Pass-Through Certificates, Series 1996-2; (9) Class LR Commercial Mortgage Pass-Through Certificates, Series 1996-2; (10) Class R Commercial Mortgage Pass-Through Certificates, Series 1996-1 and Class R Commercial Mortgage Pass-Through Certificates, Series 1996-2 and (11) Class X Commercial Mortgage Pass-Through Certificates, Series 1996-1 and Class X Commercial Mortgage Pass-Through Certificates, Series 1996-2, the Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file nos. 333-05271 and 333-18961). With respect to each series of the securities registered hereunder, the Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by reference herein.


Item 2.  Exhibits.


1.  Form of Pooling and Servicing Agreement with respect to Series 1996-1.*

2.  Form of Pooling and Servicing Agreement with respect to Series 1996-2.**







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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    The Chase Manhattan Bank, as Paying
                                    Agent, on behalf of Chase Commercial
                                    Mortgage Securities Corp.



Date:  April 29, 1996               By:  /s/ Norma Catone
                                        --------------------
                                    Name:  Norma Catone
                                    Title: Second Vice President

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*   Incorporated by reference to the Registrant's current report on Form 8-K dated August 12, 1996 for Series 1996-1.

** Incorporated by reference to the Registrant's current report on Form 8-K dated dated January 2, 1997 for Series 1996-2.